SCOTT T. MIKUEN Vice President Associate General Counsel and Corporate Secretary	EXHIBIT 99.2 HARRIS CORPORATION 1025 W. NASA Boulevard Mail Stop A-22D Melbourne, FL USA 32919 telephone: 321-727-9125 facsimile: 321-727-9222 e-mail: smikuen@harris.com www.harris.com

March 23, 2005

Via First Class Mail and Facsimile to (212) 855-5181
Cede & Co.
c/o The Depository Trust Company
Dividend Department
55 Water Street, 25th Floor
New York, NY 10041-0099

Via Guaranteed Overnight Courier and
via Facsimile to (212) 815-5704
The Bank of New York,
as Trustee and Conversion Agent under the Indenture
101 Barclay Street, Floor 8W
New York, NY 10286
Attention: Corporate Trust Administration

Re: Notice of adjustment of Conversion Rate pursuant to Section 10.13 of the Indenture, dated as of August 26, 2002 (the “Indenture”), between Harris Corporation, a Delaware corporation (the “Company”), and The Bank of New York, as Trustee (the “Trustee”)

Ladies and Gentlemen:

     This letter constitutes notice from the Company to (i) Cede & Co., as the sole registered holder of (A) the 3.5% Convertible Debentures due 2022 issued under the above-referenced Indenture, the resale of which has been registered under the Securities Act of 1933, as amended (CUSIP 413 875 AH8) and (B) the 3.5% Convertible Debentures due 2022 issued under the above-referenced Indenture, the resale of which has not as of the date hereof been registered for resale under the Securities Act of 1933, as amended (CUSIP 413 875 ag0), (ii) the Trustee, and (iii) The Bank of New York, in its capacity as Conversion Agent under the Indenture, which notice is delivered pursuant to Section 10.13 of the Indenture, that effective March 15, 2005, the Company has adjusted the Conversion Rate (as defined in the Indenture) as required by Section 10.9 and Section 10.6 of the Indenture as a result of (X) a prior adjustment under Section 10.9 of the Indenture which was deferred pursuant to Section 10.11 of the Indenture, and (Y) the Stock Dividend (as defined below). The “Stock Dividend” consists of a two-for-one stock split in the form of a stock dividend consisting of authorized but unissued shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), on the basis of one share to be distributed for every one share issued and outstanding, which Stock Dividend will be paid on March 30, 2005 to holders of record of shares of Common Stock as of the close of business on the record date of March 14, 2005.

     The Conversion Rate, as adjusted as required by Section 10.9 of the Indenture as the result of a cash distribution of $0.08 per share paid on September 20, 2002, but which adjustment was deferred pursuant to Section 10.11 of the Indenture (the “Deferred Adjustment”), is 22.1202 shares of Common Stock (prior to the adjustment for the Stock Dividend) for each U.S. $1,000 principal amount of Securities (as defined in the Indenture). For your information, attached as Appendix A to this letter is a description of the manner in which the Company computed the adjustment to the Conversion Rate for the Deferred Adjustment.

     The Conversion Rate, as adjusted as required by Section 10.6 of the Indenture as a result of the Stock Dividend, is 44.2404 shares of Common Stock for each U.S. $1,000 principal amount of Securities. For your information, the Company computed the adjustment to the Conversion Rate for the Stock Dividend by multiplying:

(1)	the Conversion Rate as in effect immediately before the record date of the Stock Dividend, which Conversion Rate was 22.1202 shares of Common Stock for each U.S. $1,000 principal amount of Securities, times

(2)	two (2);

or, expressed as a numeric equation: 22.1202 x 2 = 44.2404.

     This letter also constitutes the filing with the Trustee and Conversion Agent of the notice of the adjustment for the Deferred Adjustment and the Stock Dividend.

Very truly yours, HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
Scott T. Mikuen
Vice President-Associate General Counsel and Corporate Secretary

cc:	Craig A. Kaye, Assistant Vice President The Bank of New York Trust Company, NA 10161 Centurion Parkway Jacksonville, FL 32256

STM/bs/05-259

Exhibit A
Description of Manner of Computation of Adjustment to the Conversion Rate
(Deferred Adjustment)

Information Relevant to Computation of Adjustment to the Conversion Rate for the Deferred Adjustment:

Date	Event
June 14, 2002	Payment date for regular quarterly cash dividend of $0.05 per share.
August 24, 2002	Date of declaration of a cash dividend at a dividend rate of $0.08 per share (the “Dividend”)
August 26, 2002	Date of first public announcement of the declaration of the Dividend
September 4, 2002	The ex-dividend date relative to the declaration of the Dividend
September 6, 2002	The record date relative to the declaration of the Dividend
September 20, 2002	The payment date with respect to the Dividend

Date	“Sales Prices” (Closing Price Per Share of Harris Common Stock on the NYSE)
August 27, 2002	$32.29
August 28, 2002	$31.55
August 29, 2002	$32.05
August 30, 2002	$31.95
September 3, 2002	$31.46
$159.3 ($159.3/5)=$31.86

Average Sale Price:	$31.86, representing the average of the Sales Prices of the shares of the Common Stock for the period commencing on 8/27/2002 (the date next succeeding the first public announcement of the Dividend) and proceeding through 9/3/2002 (the last full trading day prior to the Time of Determination). Note: Average Sales Price was calculated pursuant to clause (ii) of the definition of that term as set forth in Section 10.1 of the Indenture.

Time of Determination:	9/4/2002, representing the time and date of the earlier of (i) 9/6/2002 (the record date for the Dividend) and (ii) 9/4/2002 (the Ex-Dividend Time for the Dividend).

Computation of Adjustment to the Conversion Rate Pursuant to Section 10.9 of the Indenture for the Deferred Adjustment:

Adjusted Conversion Rate:	22.1202, representing the result (rounded to the nearest 1/10,000th) of the following equation: R’ = (RxM)/(M-C)

where:
R’	=	the adjusted Conversion Rate
R	=	22.0994 (the original Conversion Rate)
M	=	$31.86 (the Average Sale Price)
C	=	$0.03 representing the difference between (i) $0.08 (the amount of the Dividend) minus (pursuant to the last sentence of Section 10.9 of the Indenture) (ii) $0.05 (the per share dividend amount with respect to the fiscal quarter immediately preceding the date of issuance of the Securities)

22.1202	=	(22.0994x$31.86)/($31.86-$0.03)

NOTE: The adjustment for the Dividend was previously deferred pursuant to Section 10.11 of the Indenture. The adjustment will be made at the time of the adjustment for the Stock Dividend.